Exhibit (c) (6)

DRAFT

PROJECT HEAT DISCUSSION MATERIALS

January 22, 2013

PRIVILEGED AND CONFIDENTIAL

DRAFT

AGENDA

I. MARKET UPDATE

II. FINANCIAL ANALYSIS

APPENDIX

Confidential

2

DRAFT

I. MARKET UPDATE

DRAFT

HEAT SHARE PRICE PERFORMACE SINCE SEPTEMBER 25

Growth Other Mid-Cap High Off-Heat S&P Teen Teen Specialty Growth Price

$34.00 Since Oct. 31 1.2% 5.2% (16.3%) 23.2% 5.6% 0.7% 3.8% Sept 25, 2012 Since Sept. 25 (2.6%) 3.1% (17.9%) 15.1% (2.0%) (1.1%) (2.0%)

Apax’ initial proposal at $38.00-$39.00/share

$33.00

Dec 1, 2012

Second valuation

$32.00 discussion with the

Dec 24—31

Heat Special

Dec 2, 2012 Market concerns

Committee

Apax’ last (verbal) proposal regarding macro

$31.00 environment / fiscal cliff at $40.50/share $30.46

$30.00

$29.00

$28.00 Nov 2, 2012

First valuation discussion with

$27.00 the Heat Special Nov 29, 2012 Committee Apax’ revised proposal at

$40.00/share

$26.00

9/25/2012 10/10/2012 10/25/2012 11/9/2012 11/24/2012 12/9/2012 12/24/2012 1/8/2013

Source: Factset market data as of January 18, 2013

Confidential 4

DRAFT

COMPARATIVE STOCK PRICE PERFORMANCE SINCE SEPTEMBER 25

Heat S&P 500 ANF ARO AEO ZUMZ TLYS XRT

Since Oct. 31 1.2% 5.2% 62.7% 15.6% 1.7% (16.4%) (15.7%) 5.1% Since Sept. 25 (2.6%) 3.1% 43.9% 0.9% (0.1%) (16.6%) (23.9%) 4.5%

45.0% 43.9% ANF

Sept 25, 2012 Nov 2, 2012

30.0% First valuation Apax’ initial proposal discussion with at $38.00-$39.00/share the Heat Special

Dec 1, 2012 Dec 2, 2012

Committee

Second valuation Apax’ last (verbal) proposal discussion with the at $40.50/share

15.0%

Heat Special Committee

31% . S&P 500 0.0% (0.9%) ARO

(0.1%) AEO

(2.6%) Heat

(15.0%)

(16.6%) ZUMZ

(23.9%) TLYS

(30.0%) Nov 29, 2012

Apax’ revised Dec 24—31 proposal at Market concerns

$40.00/share regarding macro environment / fiscal cliff

(45.0%)

9/25/2012 10/10/2012 10/25/2012 11/9/2012 11/24/2012 12/9/2012 12/24/2012 1/8/2013

Source: Factset market data as of January 18, 2013

Confidential 5

DRAFT

COMPARATIVE STOCK PRICE AND P/E VALUTION PERFORMANCE OF SELECT PEERS

80% 20.0x

Dec 2, 2012 Nov 2, 2012 Dec 1, 2012

Sept 25, 2012 Apax’ last (verbal) proposal First valuation Second valuation Apax’ initial proposal at $40.50/share discussion with discussion with the at $38.00-$39.00/share the Heat Special Heat Special Committee Committee

40% 15.0x

14.1x

13.6x

Indexed

Stock 2013E P/E Performance Multiple

0% (2 10 ..6%) .0x

(10.2%)

Nov 29, 2012 Dec 24—31

Apax’ revised Market concerns proposal at regarding macro

$40.00/share environment / fiscal cliff

(40%) 5.0x 9/25/12 10/10/12 10/25/12 11/9/12 11/24/12 12/9/12 12/24/12 1/8/13

(1) (1) (2) (2)

Composite Stock Performance Heat Stock Performance Composite 2013E P/E Heat 2013E P/E

Source: FactSet as of January 18, 2013

Notes: (1) Composite index is based on 50% American Eagle, 25% Tilly’s and 25% Zumiez (2) Rolling P/E based on next twelve month projected earnings

Confidential 6

DRAFT

II. FINANCIAL ANALYSIS

DRAFT

SUMMARY OF FINANCIAL ANALYSIS—CURRENT

(US$ per share)

Current Price: $30.46 Apax Proposal : $40.50

Trading

Range 52-Week Range $23.85 $33.65 As of 1/18/13

Analyst

Estimates Target Price Range $27.00 $40.25 (Discounted to 01/18/2013, at 13.0% Cost of Equity)

December 1 Multiple Range

6.0x—6.7x EV / 2012E EBITDA multiple $27.25 $30.00

5.9x – 6.6x

Trading 5.3x—6.0x EV / 2013E EBITDA multiple $28.25 $31.75 5.1x – 5.9x

Valuation

14.8x—15.2x Price / 2012E EPS multiple $27.00 $27.75 14.9x – 15.1x

13.4x—13.7x Price / 2013E EPS multiple $29.00 $29.50 12.9x – 13.6x Terminal Multiple: 5.0x 6.0x 6.0x 7.0x

DCF

WACC: 12.00%—14.00%

$39.50 $48.25 (excl. synergies) Terminal Multiple: 5.0x—6.0x LTM EBITDA

$44.75 $54.00 Precedent 8.0x—10.0x EV / LTM EBITDA multiple $33.00 $40.50

Transactions

Precedent

Valuation 20.0%-30.0% Premium to Current $36.50 $39.50

A Premiums

M& LBO IRR Range: 17.5%—22.5% $38.50 $46.50 Terminal Multiple: 5.0x—6.0x LTM EBITDA

Source: Management’s Current Long Range Plan $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00

Notes: Values and market data as of January 18, 2013, rounded to the nearest 25 cents. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Based on 23.8mm basic shares outstanding; approximately 0.5mm restricted stock units and dilutive effect of in-the-money stock options (1.58mm gross options outstanding) as of October 27, 2012. Future values discounted to January 18, 2013. For DCF, blue bar represents value range based on reference exit multiple range of

5.0x—6.0x; red line represents the DCF value that would result using an illustrative 6.0x -7.0x exit multiple range

Confidential 8

DRAFT

SUMMARY OF FINANCIAL ANALYSIS – AS OF DECEMBER 1, 2012

(US$ per share)

Trading

Range

Analyst

Estimates

Trading

Valuation

DCF (excl. synergies)

Precedent Transactions Valuation Precedent A Premiums M& LBO

Current Price: $28.09 Apax Proposal : $40.00

52-Week Range $19.69 $33.65 As of 11/29/12

Target Price Range (Discounted to 11/30/2012, at 13.0% Cost of Equity)

5.9x—6.6x EV / 2012E EBITDA multiple

5.1x—5.9x EV / 2013E EBITDA multiple

14.9x—15.1x Price / 2012E EPS multiple

12.9x—13.6x Price / 2013E EPS multiple

WACC: 12.00%—14.00% Terminal Multiple: 5.0x—6.0x LTM EBITDA

8.0x—10.0x EV / LTM EBITDA multiple

20.0%-30.0% Premium to Current

IRR Range: 17.5%—22.5% Terminal Multiple: 5.0x—6.0x LTM EBITDA

$26.50 $39.00

October 31 Multiple Range

$26.75 $29.75 6.3x – 7.1x Updated for Q3 cash balance and share count

$27.75 $31.50 5.7x – 6.1x

$27.25 $27.50 15.2x – 16.6x

$28.00 $29.25 13.5x – 15.1x

Terminal Multiple: 5.0x 6.0x 6.0x 7.0x

Updated LRP,

$39.25 $48.00 valuation reference date, and share count

$44.50 $53.75

$33.25 $40.75 Updated for

Q3 cash balance and share count

$33.75 $36.50

Updated LRP, valuation

$38.25 $46.25 reference date and share count

Source: Management’s Current Long Range Plan $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $55.00

Notes: Values and market data as of November 29, 2012, rounded to the nearest 25 cents. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Based on 23.8mm basic shares outstanding; approximately 0.3mm restricted stock units and dilutive effect of in-the-money stock options (1.58mm gross options outstanding) as of October 27, 2012. Future values discounted to November 30, 2012. For DCF, blue bar represents value range based on reference exit multiple range of

5.0x—6.0x; red line represents the DCF value that would result using an illustrative 6.0x -7.0x exit multiple range

Confidential

9

DRAFT

ILLUSTRATIVE SHARE PRICE TRAJECTORY

(US$ per share)

If Heat retains its current P/E multiple and achieves its earnings forecast, its stock price will exceed the Apax offer after about a year

If Heat's multiple increases to the midpoint of the reference range, the (red) line shows the pro forma stock price

Based on Price / NTM EPS Multiple of 13.6x / 14.1x

At 14.1x NTM Multiple	
Share Price CAGR [1]	
Jan '13 - Jan '14	28.0%
Jan '14 - Jan '15	31.5%
Jan '15 - Jan '16	28.1%

At 13.6x NTM Multiple	
Share Price CAGR [1]	
Jan '13 - Jan '14	28.1%
Jan '14 - Jan '15	31.7%
Jan '15 - Jan '16	28.3%



$75
$50
$25
$0
$31.44
$30.38
$40.25
$38.93
$52.93
$51.27
$67.82
$65.78
Future Value at 14.1x NTM EPS (Current NTM Multiple)
Future Value at 13.6x NTM EPS (Midpoint of NTM P/E reference range)
Jan-11
Jan-12
Jan-13
Jan-14
Jan-15
Jan-16

Source: FactSet, Management's Long Range Plan

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Analysis based on assumed share buybacks using the available excess cumulative cash of $142mm generated between FY2013-FY2015. Share buybacks assumed at 5% premium to estimated share prices at the end of fiscal years 2013, 2014 and 2015, based on applying the respective NTM P/E ratio to estimated earnings per share (pro forma for share buybacks) in the future periods.

(1) Based on estimated future share prices

PERELLA WEINBERG PARTNERS

Confidential

10

DRAFT

APPENDIX

DRAFT

ANALYSIS AT VARIOUS PRICES

($ in millions, except per share data)

Current Illustrative Range

Share Price $30.46 $37.00 $38.00 $39.00 $40.00 $40.50 $41.00 $42.00 $43.00 $44.00

Implied Premium / (Discount) to Current 21.5% 24.8% 28.0% 31.3% 33.0% 34.6% 37.9% 41.2% 44.5%

Implied Premium / (Discount)

52-Week High $33.65 10% 13% 16% 19% 20% 22% 25% 28% 31%

52 Week Low 23.85 55% 59% 64% 68% 70% 72% 76% 80% 84% 3-Month VWAP 29.04 27% 31% 34% 38% 39% 41% 45% 48% 52%

Implied Equity Value $756 $925 $951 $977 $1,002 $1,015 $1,028 $1,054 $1,080 $1,106

Plus Debt 0 0 0 0 0 0 0 0 0 0 Less Cash and Equivalents (44) (44) (44) (44) (44) (44) (44) (44) (44) (44)

Implied Enterprise Value $711 $880 $906 $932 $958 $971 $984 $1,010 $1,036 $1,061

Valuation Multiples Metric

EV/2012E Revenue $914 0.8x 1.0x 1.0x 1.0x 1.0x 1.1x 1.1x 1.1x 1.1x 1.2x EV/2013E Revenue 1,050 0.7 0.8 0.9 0.9 0.9 0.9 0.9 1.0 1.0 1.0

EV/LTM EBITDA $97 7.3x 9.1x 9.3x 9.6x 9.9x 10.0x 10.1x 10.4x 10.7x 10.9x LRP EV/2012E EBITDA 105 6.8 8.4 8.7 8.9 9.2 9.3 9.4 9.7 9.9 10.1 EV/2013E EBITDA 124 5.7 7.1 7.3 7.5 7.7 7.8 7.9 8.1 8.3 8.5

Price/2012E EPS $1.83 16.7x 20.3x 20.8x 21.4x 21.9x 22.2x 22.5x 23.0x 23.5x 24.1x Price/2013E EPS 2.16 14.1 17.1 17.6 18.1 18.5 18.8 19.0 19.5 19.9 20.4

EV/2012E Revenue $905 0.8x 1.0x 1.0x 1.0x 1.1x 1.1x 1.1x 1.1x 1.1x 1.2x SENSUS EV/2013E Revenue 1,034 0.7 0.9 0.9 0.9 0.9 0.9 1.0 1.0 1.0 1.0 CON EV/2012E EBITDA $105 6.8x 8.4x 8.7x 8.9x 9.2x 9.3x 9.4x 9.7x 9.9x 10.2x EV/2013E EBITDA 120 5.9 7.3 7.5 7.8 8.0 8.1 8.2 8.4 8.6 8.8 I/B/E/S Price/2012E EPS $1.85 16.5x 20.0x 20.5x 21.1x 21.6x 21.9x 22.2x 22.7x 23.2x 23.8x Price/2013E EPS 2.16 14.1 17.1 17.6 18.1 18.5 18.8 19.0 19.4 19.9 20.4

Source: Company filings, FactSet; Data as of January 18, 2013

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

Confidential 12

DRAFT

DISCOUNTED CASH FLOW ANALYSIS

(US$ in MM, except per share amounts) Fiscal Year of Terminal 2013E 2014E 2015E 2016E 2017E Year UNLEVERED FREE CASH FLOWS

Total Revenue $914.3 $1,050 $1,234 $1,437 $1,668 $1,899 $1,899 EBITDA 124 152 187 226 265 265 Depreciation & Amortization (38) (45) (51) (57) (60) EBIT $86 $107 $136 $168 $205 Less: Taxes ($32) ($40) ($50) ($63) ($76) NOPAT $54 $67 $86 $106 $129 Plus: Depreciation & Amortization $38 $45 $51 $57 $60 Less: Capital Expenditures (64) (66) (70) (74) (63) Less: (Increase) / Decrease in Working Capital 1 (9) (10) (13) (14) Less: Other Cash Flows (1)

12 11 11 10 10

Unlevered Free Cash Flow $41 $48 $67 $86 $123 DISCOUNTED FREE CASH FLOWS

Unlevered Free Cash Flows $41 $48 $67 $86 $123

Terminal Value (Assuming a 5.5x Exit Multiple) $1,459 Total Free Cash Flows $41 $48 $67 $86 $123 $1,459 Weighted Average Cost of Capital (WACC) 13.0% 13.0% 13.0% 13.0% 13.0% 13.0% Discount Period 0.5 1.5 2.5 3.5 4.5 5.0 Discount Factor 0.94 0.83 0.74 0.65 0.58 0.54

Discounted Free Cash Flows $38 $40 $50 $56 $71 $792

EQUITY VALUE PER SHARE IMPLIED PERPETUITY GROWTH RATE Terminal LTM EBITDA Multiple Terminal LTM EBITDA Multiple WACC 5.00x 5.50x 6.00x 6.50x 7.00x WACC 5.00x 5.50x 6.00x 6.50x 7.00x

12.0% $42.49 $45.39 $48.29 $51.19 $54.09 12.0% 3.3% 4.1% 4.7% 5.2% 5.7%

13.0% 40.97 43.74 46.51 49.28 52.06 13.0% 4.2% 5.0% 5.6% 6.1% 6.6%

14.0% 39.52 42.17 44.82 47.48 50.13 14.0% 5.2% 5.9% 6.5% 7.1% 7.5%

Source: Management’s Long Range Plan

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. Mid-year convention is applied. Stock based compensation expense is not added back for unlevered free cash flows in order to capture the value of management compensation. Future values discounted to January 18, 2013.

(1) Based on change in Other Current Assets, Deferred Rent and Deferred Tax Liabilities

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DRAFT

UPDATED DCF SENSITIVITIES

DCF Case	Key Assumptions	DCF Range	Variance to LRP
LRP	Annual Comp: 3.0% Gross Margin: 38.1% in 2012E , 39.8% in 2017E E-commerce: 5.0% of sales Canada: 85 stores	$39.52 - $48.29	$0.00 - $0.00
Comp Sensitivity	Annual Comp: 1.0% Other Assumptions Consistent with LRP	$34.36 - $41.87	($5.16) - ($6.42)
Gross Margin Sensitivity	Gross Margin: 38.0% Flat Other Assumptions Consistent with LRP	$35.07 - $42.73	($4.45) - ($5.56)
E-commerce Sensitivity	E-commerce: 10.0% of 2017E Sales Other Assumptions Consistent with LRP	$41.37 - $50.68	$1.85 - $2.39
Canada Sensitivity	Canada: 125 stores Other Assumptions Consistent with LRP	$41.01 - $50.18	$1.49 - $1.89
Cumulative Effect of All Sensitivities	Annual Comp: 1.0% Gross Margin: 38.0% Flat E-commerce: 10.0% of 2017E Sales Canada: 125 stores	$33.25 - $40.59	($6.27) - ($7.70)

Source: Management's Long Range Plan
Notes: All sensitivities reflect the terminal trailing exit multiple range of 5.0x-6.0x and WACC range of 12.0%-14.0%

Perella Weinberg Partners
Confidential
14

DRAFT

LEVERAGED BUYOUT ANALYSIS

(US$ in MM, except per share amounts)

TRANSACTION SUMMARY

- Acquisition at $42.43, at 39.3% premium to the stock price of $30.46 on 1/18/2013
  - Price representing the 20.0% IRR, midpoint of LBO valuation range
- Total leverage of 5.0x LTM EBITDA (6.2x EBITDAR)
  - 3.0x Term Loan at LIBOR + 500 bps
  - 2.0x Subordinated Debt at 10.0%
- Assumes a "management promote" equivalent to 7.5% of incremental equity value created
- Assumes minimum cash requirement of $25 million
- Transaction date as of 1/31/2013

SOURCES AND USES

USES OF FUNDS	Value ($MM)	% of Total
Purchase Equity	$1,065	97.5%
Transaction Expenses	16	1.4%
Deferred Financing Fees	12	1.1%
Total Uses	$1,092	100.0%

SOURCES OF FUNDS	Multiple of LTM EBITDA	Value ($MM)	% of Total
Excess Cash		$57	5.3%
Term Loan	3.0x	314	28.7%
Subordinate Debt	2.0x	209	19.2%
Sponsor Equity		512	46.9%
Total Sources		$1,092	100.0%

PURCHASE PRICE SUMMARY

		Current	Offer
Price per Share		$30.46	$42.43
Premium over Current Price			*39.3%*
Market Value of Equity		**$756**	**$1,065**
Less: Net Cash		(44)	(82)
Enterprise Value		**$711**	**$983**
EV/EBITDA	**Metric**		
LTM	$97	7.3x	10.1x
2012E	105	6.8	9.4
2013E	124	5.7	7.9
Price/Earnings			
2012E	$1.83	16.7x	23.2x
2013E	2.16	14.1	19.7

ILLUSTRATIVE RETURNS SENSITIVITY

PRICE (1)

Entry Price	Implied Premium	2012E Multiple	Trailing Exit Multiple 5.0x	5.5x	6.0x
$37.43	**24.9%**	8.2x	25%	27%	29%
$39.93	**33.2%**	8.8x	21%	23%	26%
$42.43	**41.5%**	9.4x	18%	20%	22%
$44.93	**49.9%**	10.0x	15%	17%	19%
$47.43	**58.2%**	10.6x	13%	15%	17%

LEVERAGE (2)

Entry Price	Implied Premium	2012E Multiple	Leverage (EBITDA/EBITDAR Mult.) 4.5x/5.9x	5.0x/6.2x	5.5x/6.5x
$37.43	**24.9%**	8.2x	25%	27%	29%
$39.93	**33.2%**	8.8x	22%	23%	25%
$42.43	**41.5%**	9.4x	19%	20%	21%
$44.93	**49.9%**	10.0x	16%	17%	18%
$47.43	**58.2%**	10.6x	14%	15%	16%

Source: Management's Long Range Plan

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year. IRR valuation range as of January 18, 2013

(1) Assuming 5.0x leverage (2) Assuming 5.5x exit multiple

PERELLA WEINBERG PARTNERS

Confidential

15

DRAFT

SUMMARY OF THE LRP PREPARED BY MANAGEMENT

The LRP forecast was REVENUES GROSS MARGIN recently updated by

Avg. Margin

management and shows $1,899 2010-2011 37.3%

CAGR continued topline 2010-2011 19.8% $1,668 2012-2015 38.6% growth and margin 2012-2015 16.3% $1,437 2015-2017 39.5%

39.5% 39.8%

2015-2017 15.0% 38.7% 39.1%

expansion, driving $1,234 38.1% 38.4%

37.7%

37.0%

20%+ EPS growth $1,050

$914 $760 $635

2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E

EBITDA EPS

Avg. Margin $265 CAGR $5.14

2010-2011 11.5% $226 2010-2011 28.5%

2012-2015 12.1% 2012-2015 23.1% $4.21 2015-2017 13.5% $187 2015-2017 22.7% $3.41 $152 Consensus estimates $2.68 $124 $1.85 $2.16 $105 $2.16

$89 14% $1.83 14% $1.55

$72 13%

12% $1.21

11% 12% 11% 12%

2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2010A 2011A 2012E 2013E 2014E 2015E 2016E 2017E

Source: Management’s Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year.

Confidential 16

DRAFT

REVENUE BRIDGE BASED ON THE LRP

Growth in the LRP is COMPARABLE STORE

NEW STORE OPENINGS E-COMMERCE REVENUES SALES ASSUMPTIONS

based on:

– a 3% comp store sales assumption

– Continued expansion in the number of units in the US (consistent with current levels)

– Expansion in Canada

– Launch of eCommerce

Total Number of Stores: 1,000 1,685

125

120 120 120 120 120 120 % of revenues: 3.0% 3.0% 3.0% 3.0% 3.0% 5.0%

$95

1.7% $60

40 $35 30 $19 0.4% 15

2011A 2012E 2013E 2014E 2015E 2016E 2017E 2011A 2012E 2013E 2014E 2015E 2016E 2017E 2011A 2012E 2013E 2014E 2015E 2016E 2017E Canada US

REVENUE BRIDGE

$2,000 $95 $1,899 $99 $682

$1,500

$109 $1,000 $914

$500

$0

2012 Revenues Current Comp New Stores (US) New Stores E-Commerce 2017 Revenues Stores (Canada)

Source: Management’s Long Range Plan. Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year.

Confidential 17

DRAFT

EVOLUTION OF QUARTERLY COMP STORE SALES

In the first two quarters following its IPO, Heat posted comp store sales levels consistent with high growth peers

Since August 2010, the Company experienced a deceleration in comp store sales

EVOLUTION OF COMP STORE SALES

Q4 09 Q1 10 Q2 10 Q3 10 Q4 10 Q1 11 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12

LULU 29.0% 35.0% 31.0% 29.0% 28.0% 19.0% 25.0% 18.0% 26.0% 24.0% 13.0% 18.0%

HIGH- ZUMZ (1.8%) 9.1% 9.3% 14.4% 13.0% 12.6% 7.5% 6.0% 9.7% 12.9% 9.5% 3.7%

GROWTH

TEEN TLYS NA NA NA NA NA 18.2% 15.2% NA NA 4.3% 5.1% 1.9%

ARO 9.0% 8.0% 4.0% 0.0% (3.0%) (7.0%) (12.0%) (9.0%) (9.0%) 2.0% (1.0%) (2.0%)

OTHER

TEEN ANF (13.0%) 1.0% 5.0% 7.0% 13.0% 10.0% 9.0% 7.0% NA (5.0%) (10.0%) (3.0%)

PEERS

AEO (16.0%) 5.0% (1.0%) 1.0% (7.0%) (8.0%) 11.0% 5.0% 10.0% 17.0% 9.0% 10.0%

High-Growth

(0.9%) 46% . 47% . 72% . 13.0% 15.4% 11.4% 60% . 97% . 86% . 73% . 28% .

Teen Peers MEDIAN Other Teen

(13.0%) 5.0% 4.0% 1.0% (3.0%) (7.0%) 9.0% 5.0% NA 2.0% (1.0%) (2.0%)

Peers

HEAT 9.0% 7.7% (1.6%) 1.8% 1.5% 5.2% (0.3%) 0.0% (2.2%) 1.7% 0.5% 0.2%

Source: Company Filings

Note: Aeropostale comp sales growth results excluding the impact of e-commerce sales

Confidential

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DRAFT

PREMIUMS PAID ANALYSIS; US TARGETS, 2002—PRESENT

GO-PRIVATE TRANSACTIONS ALL TRANSACTIONS

(DEAL VALUE GREATER THAN $100 MM) (DEAL VALUE BETWEEN $500—$1,500 MM)

40.3%

40% 40%

37.3%

35.5% 35.3% 36.0%

33.8%

30% 30%

24.3% 25.2%

22.7% 21.3% 22.9%

19.9%

20% 20%

10% 12.2% 10%

11.2% 11.2% 9.1% 9.2% 7.3%

0% 0%

1-Day 1-Week 1-Month 1-Day 1-Week 1-Month

Range from 1st to 3rd Quartile Median

Source: Dealogic, Capital IQ

Confidential 19

DRAFT

RELEVANT SECTOR TRANSACTIONS

($ in millions)

SPECIALTY BRANDED APPAREL & ACCESSORIES - EV / LTM EBITDA


Median: 7.9x
10.8x
8.8x
8.6x
8.1x
8.1x
7.9x
7.9x
7.9x
7.8x
7.2x
6.6x
5.6x

	Charming Shoppes / Ascena	Linens n Things / Apollo	J.Crew / TPG/LGP	Collective / Wolverine	Maurice's / Ascena	Claire's / Apollo	Tommy Hilfiger / Apax	Tommy Hilfiger / V. Heusen	Deb Shops / Lee Equity	Burlington Coat / Bain	Charlotte Russe / Advent	Tween Brands / Ascena
Date	2-May-12	8-Nov-05	22-Nov-10	1-May-12	17-Nov-04	20-Mar-07	23-Dec-05	15-Mar-10	26-Jul-07	18-Jan-06	24-Aug-09	24-Jun-09
Transaction Size	$877	$1,305	$2,694	$1,818	$316	$2,581	$1,547	$3,136	$259	$1,958	$312	$237
Premium to Unaffected Price	21.7%	16.7%	37.3%	10.6%	n/a	18.0%	5.0%	-	2.1%	14.1%	24.1%	45.3%
S&P 500 P/NTM EPS Multiple	12.7x	14.9x	12.8x	12.7x	16.7x	15.1x	15.3x	14.0x	15.0x	15.4x	14.9x	13.7x

OTHER RETAIL – EV / LTM EBITDA


Median: 8.9x
14.1x
12.2x
11.2x
10.2x
9.4x
8.9x
8.7x
8.5x
8.2x
8.2x
8.1x

	Barney's / Istithmar	Michaels Stores / Consortium	Kenneth Cole / Kenneth Cole and Investor Group	Neiman Marcus / Consortium	Toys R Us / Consortium	May / Federated	Petco / Consortium	PF Chang / Centerbridge Partners	Gymboree / Bain	JoAnn Stores / LGP	Barney's / Jones
Date	22-Jun-07	30-Jun-06	24-Feb-12	1-May-05	17-Mar-05	27-Feb-05	13-Jul-06	1-May-12	11-Oct-10	23-Dec-10	10-Nov-04
Transaction Size	$942	$5,604	$244	$4,981	$6,213	$17,260	$1,819	$1,052	$1,761	$1,696	$400
Premium to Unaffected Price	-	13.2%	24.0%	9.6%	22.8%	5.9%	55.2%	30.3%	71.5%	33.7%	n/a
S&P 500 P/NTM EPS Multiple	15.4x	14.3x	12.7x	15.3x	16.0x	16.4x	13.9x	12.7x	12.6x	13.2x	16.6x

Source: Company filings, Wall Street research

PERELLA WEINBERG PARTNERS

Confidential

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DRAFT

EQUITY RESEARCH PRICE TARGETS

The median analyst price target for Heat suggests 15% upside to current trading levels. The majority of the companies covered by the analysts who cover Heat are mature retail companies vs. high growth operators, which is the same case for another high growth company, Lululemon

$44.00

CURRENT

RECOMMENDATION $40.00

$36.00 Median Price Target: $35.0

$35.00

Hold $33.00

14% $32.00 Current Price: $30.5

$30.00

Buy 86%

Avondale Partners Jefferies Piper Jaffray BAML JPMorgan Janney Montgomery Nomura

Date 29-Nov-12 02-Jan-13 16-Jan-13 28-Nov-12 03-Dec-12 15-Jan-13 07-Dec-12 Recommendation Buy Buy Buy Buy Buy Buy Hold

Growth Company Coverage

1/9 7/22 2/12 3/14 4/23 3/18 4/24 Out of Total Coverage Universe % of Total Coverage Universe 11% 32% 17% 21% 17% 17% 17%

Source: Wall Street Research

Notes: Market Data as of January 18, 2013

Confidential 21

DRAFT

WALL STREET RESEARCH PERSPECTIVES ON THE TEEN SECTOR

% OF 52- MEDIAN PREMIUM NUMBER RECOMMENDATIONS P/E

SHARE WEEK TARGET TO OF

COMPANY PRICE HIGH PRICE CURRENT ANALYSTS BUY HOLD SELL 2012E 2013E

HEAT $30.46 91% $35.00 15% 7 86% 14% 0% 16.5x 14.1x

TEEN PEERS

21.22 89% 25.00 18% 21 52% 43% 5% 15.2x 13.4x

49.75 92% 50.00 1% 25 48% 52% 0% 16.8x 14.2x

13.81 60% 15.00 9% 21 43% 52% 5% 20.6x 15.7x

21.18 50% 23.00 9% 13 15% 62% 23% 14.1x 13.2x

13.60 69% 16.00 18% 7 71% 29% 0% 15.5x 14.2x

Median

69%

9%

48%

52%

5%

15.5x

14.2x

Source: Factset as of January 18, 2013, Bloomberg, Wall Street Research

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

Confidential 22

DRAFT

COMPARABLE COMPANY ANALYSIS – KEY METRICS

	% of 52 Week		Market	Ent.	EV / Revenue		EV / EBITDA			Price / EPS		EBITDA Margin			Comps
Company	High	Low	Cap.	Value	2012E	2013E	LTM	2012E	2013E	2012E	2013E	2012E	2013E	PEG	Sales
Heat	**91%**	**130%**	**$756**	**$711**	**0.8x**	**0.7x**	**7.3x**	**6.8x**	**5.9x**	**16.5x**	**14.1x**	**11.6%**	**11.6%**	**1.0x**	**0.4%**
Teen															
American Eagle	89%	164%	$4,329	$3,784	1.1x	1.0x	8.5x	6.7x	6.0x	15.2x	13.4x	16.2%	17.3%	1.3x	3.0%
Abercrombie & Fitch	92%	174%	4,028	3,802	0.8x	0.8x	7.7x	6.1x	5.4x	16.8x	14.2x	13.9%	14.5%	0.9x	5.0%
Aeropostale	60%	117%	1,097	912	0.4x	0.4x	5.6x	5.6x	4.9x	20.6x	15.7x	6.8%	7.6%	2.1x	(9.0%)
Growth Teen															
Zumiez	50%	118%	675	579	0.9x	0.8x	6.8x	6.0x	5.3x	14.1x	13.2x	14.4%	14.3%	0.8x	8.7%
Tilly's	69%	110%	378	332	0.7x	0.6x	7.4x	6.1x	5.2x	15.5x	14.2x	11.7%	12.0%	0.9x	10.7%
Teen Peers Median	**69%**	**118%**			**0.8x**	**0.8x**	**7.4x**	**6.1x**	**5.3x**	**15.5x**	**14.2x**	**13.9%**	**14.3%**	**0.9x**	**5.0%**
Mid-Cap Retailers Peers															
Jos A Bank	81%	113%	$1,253	$978	0.9x	0.8x	5.4x	5.2x	4.6x	12.5x	11.3x	17.2%	17.7%	NA	7.6%
CATO	83%	113%	802	546	0.6x	0.6x	4.5x	4.5x	4.4x	12.3x	11.7x	13.1%	12.9%	NA	(1.0%)
Hot Topic	99%	158%	492	433	0.6x	0.6x	7.2x	6.7x	5.8x	26.5x	20.1x	8.7%	9.5%	1.0x	0.6%
BEBE	41%	113%	331	170	0.3x	0.3x	5.3x	7.2x	11.1x	NM	NM	4.6%	3.0%	NA	NA
Destination Maternity	98%	152%	315	308	0.6x	0.6x	6.2x	5.9x	6.0x	12.8x	14.0x	9.5%	9.5%	NA	(0.3%)
Wet Seal	74%	114%	250	124	0.2x	0.2x	NM	NM	5.7x	NM	NM	(2.0%)	3.7%	NA	1.2%
Christopher & Banks	96%	634%	245	212	0.5x	0.5x	NA	NA	28.7x	NM	NM	NA	1.7%	NA	(5.0%)
Casual Male	93%	159%	217	220	0.5x	0.5x	8.5x	7.2x	6.2x	25.0x	21.4x	7.6%	8.3%	NA	2.1%
Citi Trends	77%	151%	195	154	0.2x	0.2x	9.0x	5.7x	4.2x	NM	22.1x	4.0%	5.4%	NA	(8.3%)
Pacific Sunwear of California	75%	174%	143	193	0.2x	0.2x	NM	NM	22.1x	NM	NM	(0.4%)	1.1%	NA	(0.6%)
Mid-Cap Peers Median	**82%**	**151%**			**0.5x**	**0.5x**	**6.2x**	**5.9x**	**5.9x**	**12.8x**	**17.1x**	**7.6%**	**6.8%**	**1.0x**	**(0.3%)**

Source: Company Filings, Factset market data as of January 18, 2013
Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

PERELLA WEINBERG PARTNERS
Confidential
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DRAFT

COMPARABLE COMPANY ANALYSIS – KEY METRICS (CONT'D)

	% of 52 Week		Market	Ent.	EV / Revenue		EV / EBITDA			Price / EPS		EBITDA Margin			Comps
Company	High	Low	Cap.	Value	2012E	2013E	LTM	2012E	2013E	2012E	2013E	2012E	2013E	PEG	Sales
Large-Cap Retailers Peers															
Gap Inc.	87%	181%	$16,349	$15,827	1.0x	1.0x	6.9x	6.6x	6.2x	14.4x	12.8x	15.5%	15.9%	1.5x	NA
Limited Brands	89%	116%	14,295	18,283	1.8x	1.7x	9.3x	8.9x	8.3x	16.3x	14.4x	19.8%	20.5%	1.4x	NA
Urban Outfitters	100%	176%	6,549	6,186	2.2x	2.0x	14.7x	12.7x	10.7x	27.0x	22.0x	17.5%	18.5%	1.5x	(3.8%)
Chico's	94%	169%	3,160	2,789	1.1x	1.0x	7.2x	7.0x	6.2x	16.8x	14.4x	15.4%	15.8%	1.1x	8.2%
Guess? Inc.	72%	118%	2,285	2,014	0.8x	0.7x	5.4x	5.8x	5.3x	12.7x	11.2x	13.3%	14.0%	1.1x	NA
Buckle	87%	125%	2,208	1,963	1.8x	1.7x	6.9x	6.8x	6.6x	13.3x	12.9x	25.7%	25.8%	1.5x	8.4%
Ann	80%	145%	1,584	1,418	0.6x	0.6x	5.4x	5.1x	4.5x	14.3x	12.2x	11.7%	12.2%	1.3x	6.8%
Large-Cap Peers Median	**87%**	**145%**			**1.1x**	**1.0x**	**6.9x**	**6.8x**	**6.2x**	**14.4x**	**12.9x**	**15.5%**	**15.9%**	**1.4x**	**7.5%**
High-Growth Peers															
Lululemon	82%	128%	$7,467	$7,027	5.1x	4.1x	13.5x	16.8x	13.5x	36.3x	29.4x	30.6%	30.6%	1.3x	20.0%
Fossil	75%	167%	6,371	6,428	2.2x	2.0x	10.2x	11.6x	10.2x	19.2x	16.8x	19.3%	19.9%	1.1x	NA
Under Armour	76%	129%	4,928	4,843	2.6x	2.1x	15.2x	18.9x	15.2x	37.8x	30.4x	13.8%	14.1%	1.8x	NA
TUMI	83%	165%	1,614	1,650	4.1x	3.5x	14.8x	18.0x	14.8x	31.3x	27.1x	22.6%	23.4%	2.1x	NA
Francesca's	78%	138%	1,320	1,307	4.4x	3.5x	12.8x	15.9x	12.8x	28.3x	22.9x	27.9%	27.4%	0.9x	10.4%
Vera Bradley	59%	123%	948	979	1.8x	1.6x	7.0x	8.3x	7.0x	14.2x	12.3x	22.3%	23.1%	0.7x	10.9%
High-Growth Peers Median	**77%**	**133%**			**3.3x**	**2.8x**	**13.1x**	**16.4x**	**13.1x**	**29.8x**	**25.0x**	**22.5%**	**23.3%**	**1.2x**	**10.9%**
Off-Price Peers															
TJX	96%	136%	$35,567	$34,498	1.3x	1.3x	8.8x	9.6x	8.8x	17.8x	15.9x	14.0%	14.4%	1.5x	4.0%
Ross Stores	82%	116%	13,285	12,810	1.3x	1.2x	8.0x	8.7x	8.0x	16.5x	14.9x	15.1%	15.6%	1.2x	5.0%
ASNA	74%	105%	2,760	2,931	0.7x	0.6x	5.4x	6.3x	5.4x	13.0x	11.9x	11.5%	10.9%	0.9x	5.0%
Off-Price Peers Median	**82%**	**116%**			**1.3x**	**1.2x**	**8.0x**	**8.7x**	**8.0x**	**16.5x**	**14.9x**	**14.0%**	**14.4%**	**1.2x**	**5.0%**

Source: Company Filings, Factset market data as of January 18, 2013

Notes: Financial results for a stated year represent financials for the 12 month period ending January 31 of the following year

PERELLA WEINBERG PARTNERS

Confidential

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